Exhibit 3.

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                                 TRUST AGREEMENT

                 (FEDERAL EXPRESS CORPORATION TRUST NO. N677FE)

                            Dated as of June 15, 1998

                    Amended and Restated as of August 1, 1998

                                     between

                           CESSNA FINANCE CORPORATION,
                                     Trustor

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                                  Owner Trustee



                    COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                     SERIAL NO. 791, REGISTRATION NO. N677FE

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                               TABLE OF CONTENTS

PARTIES.....................................................................  1

RECITALS....................................................................  1

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

     Section 1.01.  Authorization and Direction to Owner Trustee............  1
     Section 1.02.  Declaration of Trust....................................  2
     Section 1.03.  Conditions Precedent and Advances by Trustor. ..........  2
     Section 1.04.  Prohibited Activity.....................................  3

                                   ARTICLE 2

                                 DISTRIBUTIONS

     Section 2.01.  Rent, Etc. .............................................  3
     Section 2.02.  Excepted Payments.......................................  4
     Section 2.03.  Other Receipts..........................................  4
     Section 2.04.  Distributions after Default. ...........................  4
     Section 2.05.  Distributions after Release of Lien of Indenture........  4
     Section 2.06.  Manner of Making Distributions..........................  5

                                   ARTICLE 3

                               THE OWNER TRUSTEE

     Section 3.01.  Acceptance of Trust and Duties..........................  5
     Section 3.02.  Limitation on Authority of Owner Trustee................  6
     Section 3.03.  Notice of Default.......................................  6
     Section 3.04.  Action Upon Instructions................................  6
     Section 3.05.  Certain Duties and Responsibilities of Owner Trustee....  7
     Section 3.06.  Certain Rights of Owner Trustee.........................  8
     Section 3.07.  No Representations or Warranties as to Certain
                         Matters............................................ 10
     Section 3.08.  Status of Moneys Received............................... 10
     Section 3.09.  Self-Dealing............................................ 11
     Section 3.10.  Definition of a Responsible Officer..................... 11
     Section 3.11.  Resignation or Removal of Owner Trustee................. 11
     Section 3.12.  Estate and Rights of Successor Owner Trustee............ 11
     Section 3.13.  Merger or Consolidation of SSB.......................... 12
     Section 3.14.  Co-Trustees............................................. 12
     Section 3.15.  Interpretation of Agreements............................ 13
     Section 3.16.  Not Acting in Individual Capacity....................... 14
     Section 3.17.  Tax Returns............................................. 14
     Section 3.18.  Independent Business.................................... 14

                                   ARTICLE 4

                             TERMINATION OF TRUST

     Section 4.01.  Termination............................................. 16
     Section 4.02.  Distribution of Lessor's Estate upon Termination........ 17

                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST

                                   ARTICLE 6

                                 MISCELLANEOUS

     Section 6.01.  Indemnification......................................... 19
     Section 6.02.  Supplements and Amendments.............................. 20
     Section 6.03.  Nature of Title of Trustor.............................. 21
     Section 6.04.  Power of Owner Trustee to Convey........................ 21
     Section 6.05.  Notices................................................. 21
     Section 6.06.  Situs of Trust; Applicable Law; Severability............ 22
     Section 6.07.  Successors and Assigns.................................. 22
     Section 6.08.  Headings and Table of Contents.......................... 23
     Section 6.09.  Identification of Trust................................. 23
     Section 6.10.  Counterparts............................................ 23
     Section 6.11.  Trustor Interest........................................ 23

     Schedule I     Definitions


                                TRUST AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N677FE)

              TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N677FE) dated as of June 15, 1998, as amended and restated as of August 1, 1998 (this "Agreement") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "SSB", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and CESSNA FINANCE CORPORATION, a Kansas corporation (together with its successors and permitted assigns, the "Trustor"). The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.


                             W I T N E S S E T H :

              WHEREAS, the Initial Owner Participant and SSB have heretofore entered into the Original Trust Agreement;

              WHEREAS, because the Original Trust Agreement was executed prior to delivery of the Aircraft, the Original Trust Agreement was not filed with the Federal Aviation Administration;

              WHEREAS, the Initial Owner Participant has transferred its Beneficial Interest to the Trustor; and

              WHEREAS, the Initial Owner Participant and SSB have agreed that the Original Trust Agreement be amended and restated in its entirety as herein provided.

              NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, SSB and the Trustor agree that the Original Trust Agreement be and the same is hereby amended and restated in its entirety as follows:


                                   ARTICLE 1

                              THE LESSOR'S ESTATE

              Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

              (a) to execute and deliver the Participation Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from AVSA on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

              (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

              (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

              (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

              (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

              Section 1.02. Declaration of Trust. SSB hereby confirms, in its individual capacity, that it holds and will continue to hold, in its capacity as the Owner Trustee, the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustor to create, and the trust created hereby is not intended by the Trustor and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

              Section 1.03. Conditions Precedent and Advances by Trustor. The Trustor agrees to make advances to the Owner Trustee in such amounts and at such times as may be necessary to permit the Owner Trustee to satisfy its obligations under Section 3.02 of the Participation Agreement, subject to the conditions set forth therein. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the Trustor shall have made the full aggregate amount of the advances required to be made by the Trustor pursuant to Section 3.02(a) of the Participation Agreement.

              Section 1.04. Prohibited Activity. The Owner Trustee shall not, and the Trustor shall not cause the Owner Trustee to, engage in any activity other than as contemplated or permitted under the Operative Agreements.


                                   ARTICLE 2

                                 DISTRIBUTIONS

              Section 2.01. Rent, Etc. The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be first paid to the Indenture Trustee while the Lien of the Indenture is in effect, for distribution in accordance with the terms of Article V of the Indenture.
Except as otherwise provided in Section 2.04 hereof (and except for amounts received from the Indenture Trustee, which shall be applicable only in accordance with clause (iii) below), the Owner Trustee shall promptly apply each payment of Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

              (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to SSB's or the Owner Trustee's fees and disbursements under this Agreement, or (y) the Trustor pursuant to Section 6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

              (ii) after the release of the Lien of the Indenture, any amount remaining after application in full in accordance with paragraph
     (i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

              (iii)   after application in accordance with paragraphs (i) and
     (ii) of this Section 2.01, or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

              Section 2.02. Excepted Payments. All Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

              Section 2.03.  Other Receipts.  Except as otherwise provided in
Section 2.04 hereof, any payment received by the Owner Trustee, other than those referred to in Sections 2.01 and 2.02 hereof, shall be payable prior to the release of the Lien of the Indenture directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; and following such application or release of Lien, any such payment for which provision as to the application thereof is made in the other Operative Agreements shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of the other Operative Agreements, and any such payment received by the Owner Trustee for which no provision as to the application thereof is made in the Operative Agreements or in this Article 2 shall, unless the Trustor shall have otherwise instructed the Owner Trustee in writing, be distributed promptly to the Trustor.

              Section 2.04. Distributions after Default. Subject to the provisions of Section 2.02 hereof, (i) all payments received and amounts realized by the Owner Trustee after an Indenture Event of Default shall have occurred and shall be continuing and after the Certificates shall have become or been declared due and payable pursuant to Section 7.02(b) or 7.02(c) of the Indenture or the Lease shall have been declared in default (including, without limitation, any amounts realized by the Owner Trustee or the Trustor from the exercise of any remedies pursuant to Section 17.01 of the Lease), as well as
(ii) all funds then held or thereafter received by the Owner Trustee as part of this Trust Agreement, the Lease or otherwise, shall be distributed to the Indenture Trustee for distribution in accordance with the provisions of Article V of the Indenture.

              Section 2.05. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01, 2.02, 2.03 and 2.04 hereof:

              (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

              (b) moneys not included in paragraph (a) of this Section 2.05 remaining as part of the Lessor's Estate after payment in full of amounts described in paragraph (a), shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

              Section 2.06. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of the Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 1:00P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to the Trustor as directed by the Trustor.


                                   ARTICLE 3

                               THE OWNER TRUSTEE

              Section 3.01. Acceptance of Trust and Duties. SSB accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement or its covenants given in its individual capacity in Section 3.05 of the Indenture or elsewhere in the Operative Agreements, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

              Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements as authorized and directed by the Trustor, or (iii) as expressly provided in written instructions from the Trustor given pursuant to Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligations of the Owner Trustee hereunder.

              Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Administration of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt notice (in any event within two Business Days of the discovery thereof), in accordance with Article 14 of the Participation Agreement, of such Default, Event of Default, Indenture Default or Indenture Event of Default. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor; provided that the Owner Trustee shall have no duty to take any action whatsoever in the absence of instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

              Section 3.04. Action Upon Instructions. Upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

              Section 3.05. Certain Duties and Responsibilities of Owner Trustee. (a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

         (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

              (b) No provision hereof shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, SSB agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

              (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

              (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements or the Original Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

              (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and
Article 23 of the Lease.

              Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

              (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

              (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

              (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

              (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

              (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

              (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate,
     (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

              Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR SSB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that SSB represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever rights, title and interests in, to and under the Aircraft that were conveyed to it by AVSA and SSB represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or SSB and except that SSB hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by SSB and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of SSB enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

              Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and subsection (e) of Section 3.18 hereof and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

              Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

              Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Administration of SSB customarily performing functions similar to those performed by any of the above designated officers.

              Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

              The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

              Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

              Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

              Section 3.13. Merger or Consolidation of SSB. Any corporation into which SSB in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which SSB shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 11.01 of the Participation Agreement, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

              Section 3.14. Co-Trustees. At any time, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Trustor and the Owner Trustee jointly shall have the power, and shall execute and deliver all instruments, to appoint one or more Persons approved by the Trustor and the Owner Trustee to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor and the Owner Trustee may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

              Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

              Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

              (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

              (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

              (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

              (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

              (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

              Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing sent in accordance with Article 14 of the Participation Agreement instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith or for any failure to act, except to the extent provided in the last sentence of Section 3.01 hereof.

              Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

              Section 3.17. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys under this Agreement or any Operative Agreement. The Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Trustor. The Owner Trustee, upon the request of the Trustor, will furnish the Trustor with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request of the Trustor and at the expense of the Lessee all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, however, that the Owner Trustee shall send a completed copy of each such return to the Trustor not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Trustor such return. The Trustor, upon request, will furnish the Owner Trustee with all such information as may be required from the Trustor in connection with the preparation of such income tax returns.

              Section 3.18. Independent Business. The Owner Trustee will conduct its activities such that the Owner Trust is a separate and readily identifiable trust separate from, and independent of, the Trustor and any of its Affiliates (it being understood that the Trustor and its Affiliates may publish financial statements that consolidate those of the Owner Trustee, if to do so is required by any applicable law or accounting principles from time to time in effect) and:

              (a) it will observe all formalities required under this Agreement necessary to cause the Owner Trust to remain a common law trust separate and distinct from the Trustor and any of its Affiliates;

              (b) it will maintain each of the assets and liabilities of the Owner Trust separate and distinct from those of the Trustor and any of its Affiliates;

              (c) it will maintain records, books, accounts, and minutes of the Owner Trust separate from those of the Trustor and any of its Affiliates;

              (d) it will pay the obligations of the Owner Trust in the ordinary course of business as a common law trust separate from the Trustor and any of its Affiliates;

              (e) it will keep funds held in the Trust Estate separate and distinct from any funds of the Trustor and any of its Affiliates, and will receive, deposit, withdraw and disburse such funds separately from any funds of the Trustor and any of its Affiliates;

              (f) it will conduct the activities of the Owner Trust in its own name as trustee of the Owner Trust, and not in the name of the Trustor or any of its Affiliates;

              (g) it will not agree to pay or become liable for any debt of the Trustor or any of its Affiliates other than as contemplated by the Indenture;

              (h) it will not induce any third party to rely on the creditworthiness of the Trustor or any of its Affiliates in order that such third party will be induced to contract with the Owner Trust (except insofar as such third party may rely on the fact, if applicable, that the Trustor or its Affiliate is the Lessee); and

              (i) it will not enter into any transaction between the Owner Trust and the Trustor or any of its Affiliates that is more favorable to the Trustor and its Affiliates than transactions that the Owner Trustee would have been able to enter into at such time on an arms-length basis with a non-affiliated third party, other than any agreements in effect on the date hereof or any transaction permitted pursuant to the Operative Agreements.


                                   ARTICLE 4

                             TERMINATION OF TRUST

              Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

              (a) If the Trustor shall by notice in writing to the Owner Trustee revoke and terminate the trust on and as of a date stated in such notice, which date shall not be less than ten nor more than thirty days from the date of mailing such notice, in which case, on the date specified in such notice the trust created and provided for hereby shall cease and terminate; provided, that this Trust shall not be subject to revocation or termination by the Trustor prior to the later of (x) payment in full and discharge of the Certificates and all other indebtedness secured by the Indenture and the release of the Lien of the Indenture and the security interest granted thereby without the consent of the Indenture Trustee and
     (y) the termination of the Lease; provided, further, that such notice shall be accompanied by the written agreement of the Trustor to assume all of the obligations of the Owner Trustee under the Operative Agreements and all other obligations of the Owner Trustee incurred by it hereunder in its role as the Owner Trustee arising from the revocation or termination of the trust or this Agreement by the Trustor;

              (b) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

              (c) 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

              In the event of a termination pursuant to this Section 4.01, if the Indenture is still in effect, the Trustor will promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Certificate Holders a valid first priority Lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate.

              Section 4.02. Distribution of Lessor's Estate upon Termination. Upon any termination of this Trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in Section 2.05 hereof.


                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST

              The Trustor may assign, convey or otherwise transfer to a single institutional investor all (but not less than all) of the Beneficial Interest then owned by the Trustor, provided that it gives the Lessee and the Indenture Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided further that the transferor Trustor shall remain liable for all obligations of the Trustor under this Agreement and the Operative Agreements to which the Trustor is a party to the extent (but only to the extent) incurred on or before the date of such transfer and provided that the transferee agrees by a written instrument in form and substance reasonably satisfactory to the Indenture Trustee, the Owner Trustee and the Lessee to assume primary liability for all obligations as a trustor under this Agreement and the other Operative Agreements to which such trustor is a party incurred after the date of transfer and the Trustor shall remain secondarily liable for all such obligations assumed by its successor as Trustor; provided, that the Trustor need not so agree to remain and shall not be so secondarily liable if
(a) such transferee is (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides (A) support for the obligations assumed by such transferee subsidiary satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (B) an unconditional guaranty satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee of such transferee subsidiary's obligations, or (iii) an Affiliate of the transferor Trustor, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (b) such transferee is legally capable of binding itself to the obligations of the transferor Trustor and expressly agrees to assume all obligations of the transferor Trustor under the Participation Agreement and this Agreement and (c) such transferee shall provide representations substantially similar to those contained in Section 7.03(a) of the Participation Agreement. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to this Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the transferor Trustor contained in this Agreement and the other Operative Agreements in such manner as is reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Lessee. A transferee hereunder shall be (i) a "U.S. Person" as defined in Section 7701(a)(30) of the Code (or any successor provision thereto) or if the transferee shall not be such "U.S. Person" then each Certificate Holder shall be provided an indemnity in form and substance satisfactory to each such Certificate Holder, for any Taxes that may be imposed on such Certificate Holders (currently or in the future) due to such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or has established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee and the Lessee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. A transferee hereunder shall not be, and in acquiring the Beneficial Interest shall not use the assets of, an ERISA Plan. Assuming the truth of the representations made in Section 6.01(m) of the Participation Agreement and compliance with Section 10.06 of the Indenture, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Trustor to a transferee as above provided, the transferee shall be deemed a "Trustor" for all purposes hereof, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference herein to a "Trustor" shall thereafter be deemed a reference to such transferee. Notwithstanding anything to the contrary contained in this Article 5, in no event (i) shall the Trustor transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer and which competes with the Lessee or (ii) shall the Trustor, on or before December 31, 1998, transfer its interest in the Beneficial Interest to a transferee which is not an Affiliate of the Trustor.


                                   ARTICLE 6

                                 MISCELLANEOUS

              Section 6.01. Indemnification. The Trustor and its assigns agrees to reimburse and save SSB, in its individual capacity, harmless against any and all loss, damage, liability, claims, demands, disbursements and expenses, including Taxes (excluding Taxes imposed against SSB upon or with respect to any fees for services rendered in its capacity as Trustee hereunder) and reasonable counsel fees, which are not required to be indemnified by the Lessee pursuant to Section 9.01 of the Participation Agreement and which may be incurred by reason of its being the Owner Trustee or acting hereunder or under the Operative Agreements, but solely by reason thereof and arising out of or relating solely to this Agreement or the other Operative Agreements or the Aircraft or the Rents and other sums payable therefor, or by reason of any occurrence directly relating thereto while so acting, and to secure the payment thereof, SSB, in its individual capacity, shall have a Lien on the Lessor's Estate and the proceeds thereof, including income, prior to any interest therein of the Trustor and their respective assigns (but subject to the rights of the Lessee under the Operative Agreements and subject and subordinate to the Lien of the Indenture), except that SSB shall not have any such Lien (and the Trustor shall have no obligation) in respect of any such loss, damage, liability, claims, demands, disbursements and expenses, including Taxes and counsel fees, arising from or as a result of (A) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (B) any inaccuracy of any representation of SSB or any breach by SSB of its warranties and covenants given in its individual capacity in this Agreement,
Article 5 of the Lease, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement and its representations and warranties in the Operative Agreements, (C) the failure to use ordinary care in receiving, handling and disbursing funds, (D) Lessor's Liens attributable to it in its individual capacity, (E) Taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB in connection with the transactions contemplated by the Lease, the Indenture and this Agreement, (F) Taxes excluded from the Lessee's obligation to indemnify SSB pursuant to
Section 8.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (iii) or (vi) of Section 8.01(b) of the Participation Agreement) or (G) Expenses excluded from the Lessee's obligation to indemnify SSB pursuant to Section 9.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (ii), (iv), (vii) and (viii) of Section 9.01(b) of the Participation Agreement to the extent such subsections relate to actions of the Trustor); provided, that, before asserting any right to payment or indemnification hereunder, SSB shall first demand (but need not exhaust its remedies with respect to) its corresponding right to payment or indemnification from the Lessee pursuant to the Participation Agreement. It is further understood that the distribution by the Owner Trustee of all or any part of the Lessor's Estate as provided in
Section 4.02 of this Agreement shall not impair the right of SSB to indemnity, payment and reimbursement as herein provided. In the event SSB makes any advances at any time to pay or to provide for the payment of any such loss, damage, liability, claim, demand or expense, then SSB, in its individual capacity, shall be entitled, in addition to reimbursement for the principal of the sum so advanced, to interest on the amount of such advances at the Prime Rate. The provisions of this Section shall continue in force and effect notwithstanding the termination of this Trust or the resignation, inability or incapacity to act or removal of the Owner Trustee. SSB or the Owner Trustee (in its individual capacity or as trustee, as the case may be) agrees that it shall have no right against (except as provided in this Section 6.01) the Trustor or (subject to the provisions of the Indenture) the Trust Indenture Estate for any fee as compensation for its services hereunder.

              Section 6.02. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) SSB and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of
Section 8.01 of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Indenture Trustee and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Indenture Trustee and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document, (iii) any amendment or supplement to this Agreement that would adversely affect the rights of the Indenture Trustee or the Holders shall be subject to the prior written consent of the Indenture Trustee and (iv) any amendment or supplement to this Agreement that would adversely affect the rights of the Lessee shall be subject to the prior written consent of the Lessee. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by SSB or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

              Section 6.03. Nature of Title of Trustor. No Trustor shall have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate.

              Section 6.04. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Trustor in and to the Operative Agreements or the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

              Section 6.05. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service (or, if a Default or Event of Default shall have occurred and be continuing, by other comparable courier service), when received or personally delivered, addressed:

     If to the Owner Trustee:  State Street Bank and Trust
                               Company of Connecticut,
                               National Association
                               225 Asylum Street
                               Goodwin Square
                               Hartford, Connecticut 06103
                               Attention:   Corporate/Muni Administration
                               Facsimile:   (860) 244-1889
                               with a copy to State Street Bank and
                               Trust Company
                               Two International Place
                               4th Floor
                               Boston, Massachusetts 02110
                               Attention:   Corporate Trust Department
                               Telephone:   (617) 664-5526
                               Facsimile:   (617) 664-5371

     If to the Trustor:        Cessna Finance Corporation
                               5800 East Pawnee
                               Wichita, Kansas 67218
                               Attention:   General Counsel
                               Telephone:   (316) 660-1256
                               Facsimile:   (316) 660-1264
                               with a copy to Textron Financial Corporation
                               40 Westminster Street
                               Providence, Rhode Island 02903
                               Attention:   Vice President and
                                            Division Manager,
                                            Structured Finance Division
                               Telephone:   (401) 621-4225
                               Facsimile:   (401) 621-5045

     If to the Indenture
     Trustee:                  First Security Bank, National Association
                               79 South Main Street
                               Salt Lake City, Utah 84111
                               Attention:   Corporate Trust Department
                               Telephone:   (801) 246-5630
                               Facsimile:   (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

              Section 6.06. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

              Section 6.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Article 5 of this Agreement.

              Section 6.08. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

              Section 6.09. Identification of Trust. This Trust may for convenience be referred to as the "Federal Express Corporation Trust No. N677FE."

              Section 6.10. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

              Section 6.11. Trustor Interest. The Trustor has only a beneficial interest in any specific property of this Trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this Trust (as opposed to the Trustor's beneficial interest in this Trust).


              IN WITNESS WHEREOF, SSB and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                                    CESSNA FINANCE CORPORATION


                                    By: ______________________________________
                                        Name:
                                        Title:



                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CONNECTICUT, NATIONAL ASSOCIATION


                                    By: ______________________________________
                                         Name:   Paul D. Allen
                                         Title:  Vice President



                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N677FE)


GENERAL PROVISIONS

              The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

              Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

              Additional Insured.  As defined in Section 13.01(c)(i) of the
Lease.

              Adjustment Date. The date of any decrease in the principal amount of the Series C Certificates pursuant to Section 2.19 of the Indenture.

              Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

              Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

              Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant and SSB shall not be deemed to be an Affiliate of any of the Owner Trustee, the Lessor or the Owner Participant.

              After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person (the "Original Payment") shall be supplemented by a further payment to such Person so that the sum of the two payments shall be equal to the Original Payment, after taking into account (x) all Taxes that would result from the receipt or accrual of such payments and
(y) any reduction in Taxes that would result from such increased Taxes. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

              Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

              Airbus Guaranty. The Guaranty to be dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

              Aircraft. The Airframe to be sold by AVSA to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

              Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

              Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant.

              Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N677FE), dated the Delivery Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

              Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

              Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with a copy of the fair market value letter to the Lessee) on the Delivery Date pursuant to Section 4.01(h) of the Participation Agreement.

              Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

              AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France.

              AVSA Consent and Agreement. The Consent and Agreement dated as of August 1, 1998, executed by AVSA.

              AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050- 2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and to be dated the Delivery Date.

              AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

              Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

              Bankruptcy Default. An event specified in Section 16.01(e), (f) or (g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

              Basic Rent. The periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

              Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on August 27, 2023, or such earlier date on which the Lease shall be terminated as provided therein.

              Beneficial Interest. The interest of the Owner Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.

              Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Boston, Massachusetts.

              Certificate Closing Date.  July 7, 1998.

              Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N677FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

              Change in Tax Law. Any change in the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury on or before the Delivery Date, either of which would change or would allow a change in the tax assumptions or structure upon which the lease economics in the Commitment Letter were based; provided that the Owner Participant or the Lessee has notified the other party of such change in writing on or prior to the Delivery Date.

              Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

              Class A Liquidity Provider. Kreditanstalt fr Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany together with any Replacement Liquidity Provider (as defined in the Intercreditor Agreement).

              Class B Liquidity Provider. Kreditanstalt fr Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany together with any Replacement Liquidity Provider (as defined in the Intercreditor Agreement).

              Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

              Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

              Collateral Agreement. The Collateral Account Control Agreement (Federal Express Corporation Trust No. N677FE) dated as of June 15, 1998, among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

              Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid on the Delivery Date, as provided in Section 3.02 of the Participation Agreement and as set forth in Schedule I of the Participation Agreement.

              Commitment Letter. The Commitment Letter dated June 29, 1998 by the Lessee to the Owner Participant.

              Consent and Agreement. The Consent and Agreement dated as of August 1, 1998 executed by the Manufacturer.

              Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

              Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

              Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

              CRAF Program. Has the meaning specified in Section 7.02(a)(iv) of the Lease.

              Cut-Off Date.  November 24, 1998.

              Debt Portion. The amount specified as such on Schedule I to the Participation Agreement.

              Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

              Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

              Delivery Date. The date on which the Aircraft is delivered and sold by AVSA to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

              Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

              EBO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

              Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

              Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A- 1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

              Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or 12.02 of the
Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

              Engine Consent. The Engine Consent dated as of August 1, 1998, executed by the Engine Manufacturer.

              Engine Manufacturer. General Electric Company, a New York corporation.

              Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N677FE), dated as of August 1, 1998, between the Lessor and the Lessee.

              ERISA. The Employee Retirement Income Security Act of 1974, as amended.

              ERISA Plan. An employee benefit plan subject to Title I of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code.

              Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

              Event of Default. Each of the events specified in Article 16 of the Lease.

              Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 30 days due to theft or disappearance or such longer period not to exceed 60 days from the end of such initial 30-day period if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such loss constitutes an Event of Loss under clause (ii) of this definition) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii)
(1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of six months (or the date of return of the Aircraft, if shorter, so long as the Lessor receives at least six months notice of such date of return) beyond the end of the Term in the event that the Aircraft, the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the CRAF Program described in Section 7.02(a)(iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period shall have conformed at least one Airbus A300-600 series aircraft (but not necessarily the Aircraft or the Airframe) to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee. The date of such Event of Loss shall be (s) the 31st day or the 91st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use;
(u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 6 month or 12 month period, referred to in clause (iv) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

              Excepted Payments. Collectively, (i) indemnity or other payments (and interest thereon to the extent provided in the Operative Agreements) paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with the provisions of but not required under Article 13 of the Lease, (iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any amounts payable by the Lessee to the Owner Participant or the Owner Trustee in its individual capacity, after the release thereof from the Lien of the Indenture, (vi) the payment of incremental out-of-pocket expenses of the Owner Trustee, the Owner Participant or their respective authorized representatives payable by the Lessee under Section 6.03(b) of the Participation Agreement or Section 14.01 of the Lease following any reregistration of the Aircraft and (vii) proceeds of, and any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (vii) above.

              Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

              FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

              Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

              Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

              Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming that the Aircraft (or other property) is unencumbered by the Lease. Unless otherwise provided in the applicable provisions of any Operative Agreement, in such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease; provided that in connection with any determination pursuant to or for the purposes of
Article 17 of the Lease, the Aircraft shall be appraised on an "as is, where is" basis. Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

              Federal Aviation Administration. The United States Federal Aviation Administration and any successor agency or agencies thereto.

              FedEx.  Federal Express Corporation.

              Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

              Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the amount set forth in Ancillary Agreement I.

              Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

              French Pledge Agreement. The French Pledge Agreement (Federal Express Corporation Trust No. N677FE) dated as of August 1, 1998, between the Owner Trustee and the Indenture Trustee.

              FSB. First Security Bank, National Association, a national banking association.

              Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

              GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

              Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

              Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant Guarantor, if any, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

              Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N677FE), dated as of June 15, 1998, as amended and restated as of August 1, 1998, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

              Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N677FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

              Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

              Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

              Indenture Event of Default.  Each of the events specified in
Section 7.01 of the Indenture.

              Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

              Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity against which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

              Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

              Initial Owner Participant. Federal Express Corporation, a Delaware corporation.

              Intercreditor Agreement. The Intercreditor Agreement dated as of June 15, 1998, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

              Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

              Invoice. The invoice for the Aircraft given by AVSA to the Lessor.

              LC Bank. Kreditanstalt fr Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany.

              Last Cut-Off Date. The later of (i) the Cut-Off Date and (ii) the "Cut-Off Date" (as defined in the relevant Related Indenture) for the last Related Aircraft to be delivered.

              Lease. The Lease Agreement (Federal Express Corporation Trust No. N677FE) dated as of June 15, 1998, as amended and restated as of August 1, 1998, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

              Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N677FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

              Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

              Lessee.  Federal Express Corporation, a Delaware corporation.

              Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

              Lessee Shortfall. Has the meaning set forth in Section 3.02(a) of the Participation Agreement.

              Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

              Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity, the Owner Participant or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

              Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof or which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to
Section 4.02(a) or Article 7, 8, 9, 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

              Letter of Credit. The Irrevocable Standby Letter of Credit, dated the Certificate Closing Date, in the form of ExhibitG to the Original Participation Agreement and with a Maximum Stated Amount equal to the amount specified under "Letter of Credit Maximum Stated Amount" on Schedule IV to the Original Participation Agreement, from the LC Bank to and for the benefit of the Subordination Agent.

              Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

              Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

              Liquidity Facility. Has the meaning specified in Section 1.1 of the Intercreditor Agreement.

              Liquidity Provider. Kreditanstalt fr Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany together with any Replacement Liquidity Provider (as defined in the Intercreditor Agreement).

              Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

              Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

              Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii)the Lessee or (iii)any Affiliate of any thereof.

              Make-Whole Premium. With respect to any Certificate, the amount (as determined by an Independent Investment Banker reasonably acceptable to the Indenture Trustee and the Owner Participant) by which (i) the present value of the remaining scheduled payments of principal and interest to the Maturity of such Certificate computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of such Certificate plus accrued interest.

              Mandatory Document Terms. The terms set forth on Schedule V to the Original Participation Agreement.

              Mandatory Economic Terms. The terms set forth on Schedule VI to the Original Participation Agreement.

              Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France.

              Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

              Maximum Stated Amount. The amount specified under "Letter of Credit Maximum Stated Amount" on Schedule IV to the Original Participation Agreement.

              Moody's.  Moody's Investors Service, Inc.

              Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

              Non-U.S. Person.  Any Person other than a U.S. Person.

              Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

              Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

              Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement, each Liquidity Facility, the Intercreditor Agreement, the Collateral Agreement, the Letter of Credit and the Reimbursement Agreement.

              Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

              Original Agreements. The documents and instruments delivered on the Certificate Closing Date in connection with the transactions contemplated by the Original Participation Agreement.

              Original Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N677FE), dated as of June 15, 1998, between the Owner Trustee and the Indenture Trustee originally executed and delivered on the Certificate Closing Date.

              Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N677FE), dated as of June 15, 1998, between the Owner Trustee as lessor, and the Lessee originally executed and delivered on the Certificate Closing Date.

              Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N677FE), dated as of June 15, 1998, among the Lessee, the Initial Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Subordination Agent originally executed and delivered on the Certificate Closing Date.

              Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N677FE), dated as of June 15, 1998, between the Initial Owner Participant and the Owner Trustee originally executed and delivered on the Certificate Closing Date.

              Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

              (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 2.08 of the Indenture or otherwise;

              (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section
              14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

              (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

              Outstanding C Account. The collateral account established and maintained under a Related Indenture relating to an undelivered aircraft.

              Owner Participant. The Person to whom on the Delivery Date the Initial Owner Participant shall transfer its Beneficial Interest pursuant to
Section 3.02 of the Original Participation Agreement and any successors thereto, and any Person to which the Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

              Owner Participant Guarantor. Textron Financial Corporation, a Delaware corporation, and any other provider of an Owner Participant Guaranty.

              Owner Participant Guaranty. The Owner Participant Guaranty (Federal Express Corporation Trust No. N677FE) dated the Delivery Date, by the Owner Participant Guarantor in favor of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, and any guaranty delivered in compliance with Article 5 of the Trust Agreement.

              Owner Trust.  Federal Express Corporation Trust No. N677FE.

              Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

              Owner Trustee Guarantor. The provider, if any, of an Owner Trustee Guaranty.

              Owner Trustee Guaranty. Any guaranty delivered in compliance with Section 11.01(b)(ii) of the Participation Agreement.

              Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and the EBO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section
3.04 of the Lease.

              Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N677FE), dated as of June 15, 1998, as amended and restated as of August 1, 1998, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

              Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

              Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997, between the Lessee and the Pass Through Trustee.

              Pass Through Certificates. Any of the Pass Through Certificates, 1998-1-A, the Pass Through Certificates, 1998-1-B or the Pass Through Certificates, 1998-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

              Pass Through Closing Date.  July 7, 1998.

              Pass Through Trust. The Federal Express Corporation 1998-1 Pass Through Trust Class A, Federal Express Corporation 1998-1 Pass Through Trust Class B and Federal Express Corporation 1998-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

              Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

              Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

              Payment Date. Each January 15 and July 15 commencing on January 15, 1999.

              Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

              Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

              Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

              Pool Balance. Has the meaning specified in Article I to the Series Supplement.

              Pool Factors. Has the meaning specified in Article I to the Series Supplement.

              Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

              Premium Termination Date. With respect to the Series A Certificates, the scheduled maturity date of the Series A Certificates, with respect to the Series B Certificates, the scheduled maturity date of the Series B Certificates and with respect to the Series C Certificates, the scheduled maturity date of the Series C Certificates.

              Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

              Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

              Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

              Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

              Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

              Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

              Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N677FE), dated as of August 1, 1998, between the Lessor and the Lessee.

              Purchase Price.  Has the meaning specified in Ancillary Agreement
I.

              Rating Agencies. Collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies will be Moody's and S&P.

              Rating Agency Confirmation. With respect to any Operative Agreement that is to be modified in any material respect on the Delivery Date a written confirmation from each of the Rating Agencies that the use of such Operative Agreement with such modifications would not result in (i) a reduction of the rating for any Class of Pass Through Certificates below the then current rating for such Class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any Class of Pass Through Certificates.

              Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

              Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

              Refinancing. A non-recourse loan to the Lessor arranged pursuant to Section 15.01 of the Participation Agreement.

              Register. Has the meaning set forth in Section 3.02 of the Indenture.

              Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

              Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

              Reimbursement Agreement. The Standby Letter of Credit Application and Agreement, dated the Pass Through Closing Date, between the Lessee and the LC Bank.

              Related Aircraft. Each of the aircraft relating to a Related Indenture.

              Related Indentures. Collectively, the Trust Indenture and Security Agreement for each of Federal Express Corporation Trust Nos. N585FE, N678FE, N679FE, N680FE, N681FE, N682FE, N620FE, N621FE and N623FE, each dated as of June 15, 1998, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee and First Security Bank, National Association, as indenture trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N590FE, dated as of May 1, 1998, as amended and restated as of June 15, 1998, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee and First Security Bank, National Association, as indenture trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N675FE, dated as of June 1, 1998, as amended and restated as of June 15, 1998, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee and First Security Bank, National Association, as indenture trustee, and the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N676FE, dated as of June 15, 1998, as amended and restated as of July 15, 1998, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee and First Security Bank, National Association, as indenture trustee.

              Related Participation Agreements. Collectively, with respect to each Related Indenture, the "Participation Agreement" as defined therein.

              Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing
(i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

              Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

              Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

              Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

              Rent Payment Date. Each January 15 and July 15 commencing on January 15, 1999, and the last day of the Basic Term.

              Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

              Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

              Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of the same or of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

              Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

              S&P.  Standard & Poor's Ratings Group.

              Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

              SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

              Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

              Securities Act.  The Securities Act of 1933, as amended.

              Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

              Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

              Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

              Series C Prepayment Date. July 15, 1999 or any other date designated by the Lessee, but in no event later than the fifteenth day after the Last Cut-Off Date.

              Series Supplement or Series Supplements. The Series Supplement 1998-1- A, the Series Supplement 1998-1-B or the Series Supplement 1998-1-C, each dated the Certificate Closing Date, between the Lessee and the Pass Through Trustee.

              Sinking Fund Redemption Date.  Has the meaning specified in
Section 6.06 of the Indenture.

              Sinking Fund Redemption Price.  Has the meaning specified in
Section 6.06 of the Indenture.

              Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

              Special Distribution Date. Has the meaning specified in Article I to the Series Supplement.

              Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or (e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

              SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association or any successor Owner Trustee in its individual capacity.

              Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to
Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

              Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

              Subordination Agent. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Subordination Agent.

              Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to SSB, the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

              Tax. Shall have the meaning set forth in Section 8.01(a) of the Participation Agreement.

               Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N677FE), dated as of August 1, 1998, between the Lessee and the Owner Participant.

              Term. The Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

              Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2005 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on January 15, 2016 or July 15, 2019, as the case may be, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the eighth anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, January 15, 2018.

              Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

              Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

              Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

              Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent
H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

              Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N677FE), dated as of June 15, 1998, as amended and restated as of August 1, 1998, between the Owner Participant and the Owner Trustee in its individual capacity.

              Trust Estate.  The Lessor's Estate.

              Trust Indenture Act. The Trust Indenture Act of 1939, as amended.

              Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture, and the Letter of Credit and any rights thereunder.

              UCC.  Uniform Commercial Code.

              Underwriters. Morgan Stanley & Co. Incorporated, Chase Securities Inc., Citicorp Securities, Inc., Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc.

              Underwriting Agreement. The Underwriting Agreement dated June 30, 1998, among the Lessee and the Underwriters.

              United States, U.S. or US.  The United States of America.

              U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

              U.S. Person.  A Person described in Section 7701(a)(30) of the
Code.